                                                                    Exhibit 99.1



                                AVOGADRO, INC.


                            2000 STOCK OPTION PLAN

                                TABLE OF CONTENTS


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ARTICLE 1      PURPOSE AND EFFECTIVENESS.....................................................  1
    1.1       Purpose........................................................................  1
    1.2       Effective Date; Shareholder Approval Requirement...............................  1

ARTICLE 2      DEFINITIONS...................................................................  1

ARTICLE 3      ADMINISTRATION................................................................  5
    3.1       Committee......................................................................  5
    3.2       Appointment of Committee.......................................................  5
    3.3       Powers; Regulations............................................................  5
    3.4       Limits on Authority............................................................  6
    3.5       Exercise of Authority..........................................................  6

ARTICLE 4      SHARES SUBJECT TO THE PLAN....................................................  6
    4.1       Number of Shares...............................................................  6
    4.2       Adjustments....................................................................  6

ARTICLE 5      ELIGIBILITY...................................................................  7

ARTICLE 6      STOCK OPTIONS.................................................................  7
    6.1       Grant of Options...............................................................  7
    6.2       Purchase Price.................................................................  7
    6.3       Limitations on Incentive Stock Options.........................................  7
              (a)      Grants Only to Employees..............................................  7
              (b)      Limitation on Shares..................................................  7
    6.4       Term of Options................................................................  8
    6.5       Option Agreement...............................................................  8
    6.6       Exercise of Options............................................................  8
              (a)      Time Exercisable......................................................  8
              (b)      Manner of Exercise....................................................  8
              (c)      Value of Shares.......................................................  9
              (d)      Issuance of Shares....................................................  9
    6.7       Legends........................................................................  9
    6.8       Transferability................................................................ 10
    6.9       Repurchase of Shares........................................................... 10
              (a)      Restricted Shares..................................................... 10
              (b)      Scope of Repurchase Right............................................. 10
              (c)      Condition Precedent to Exercise....................................... 10
              (d)      Lapse of Repurchase Right............................................. 10
              (e)      Repurchase Cost....................................................... 11
              (f)      Exercise of Repurchase Right.......................................... 11
              (g)       Additional Shares or Substituted Securities.......................... 11
              (h)        Termination of Rights as Stockholder................................ 12
              (i)        Escrow.............................................................. 12

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                               TABLE OF CONTENTS
                                  (continued)

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    6.10      Right of First Refusal......................................................... 12
              (a)      Offer of Shares....................................................... 12
              (b)      Exercise of Right of First Refusal.................................... 12
              (c)      Purchase Price........................................................ 13
              (d)      Waiver; Termination of Right of First Refusal......................... 13
    6.11      Market Stand-Off Agreement..................................................... 13
    6.12      Delegation to Executive Officer of Authority to Grant Options.................. 13

ARTICLE 7      GENERAL PROVISIONS............................................................ 14
    7.1       Termination of Service......................................................... 14
              (a)      General............................................................... 14
              (b)      Termination for Cause................................................. 14
              (c)      Miscellaneous......................................................... 14
    7.2       Certain Events................................................................. 15
    7.3       Right to Terminate Service..................................................... 15
    7.4       Nonalienation of Benefits...................................................... 15
    7.5         Shareholders Agreement....................................................... 16
    7.6       Termination and Amendment...................................................... 16
              (a)      Termination........................................................... 16
              (b)      Amendment of Plan..................................................... 16
              (c)        Amendment of Options................................................ 16
    7.7       Government and Other Regulations............................................... 16
    7.8       Withholding.................................................................... 17
    7.9       Separability................................................................... 17
    7.10      Plan Not Exclusive............................................................. 17
    7.11      Exclusion from Pension and Profit-Sharing Computation.......................... 17
    7.12      No Shareholder Rights.......................................................... 18
    7.13      Governing Law.................................................................. 18
    7.14      Company's Rights............................................................... 18

                                AVOGADRO, INC.

                            2000 STOCK OPTION PLAN


                                   ARTICLE 1
                           PURPOSE AND EFFECTIVENESS

          1.1 Purpose. The purpose of the Avogadro, Inc. 2000 Stock Option Plan (the "Plan") is to provide a method by which selected individuals performing services for Avogadro, Inc., a Washington corporation (the "Company"), or any of its Affiliates, may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and its Affiliates.

          1.2 Effective Date; Shareholder Approval Requirement. The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). Issuance of Incentive Stock Options within twelve
(12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of stockholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then (a) no Incentive Stock Options may thereafter be granted, and (b) each Incentive Stock Option granted prior thereto shall automatically be deemed to be a Nonqualified Stock Option (except to the extent its Option Agreement expressly provides otherwise).

                                   ARTICLE 2
                                  DEFINITIONS

          Capitalized terms in the Plan shall have the following meanings (whether used in the singular or plural):

          "Affiliate" of the Company means any corporation, partnership or other entity which, through one or more intermediaries, directly or indirectly controls, is controlled by, or is under common control with the Company.

          "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

               (a) any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately before the transaction hold less than a majority of --

                    (i)  the combined Common Equity of the Company; or

                    (ii) if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity;

          without taking into account any person's Common Equity of the Company or the other corporation or entity that is not directly attributable (through continued ownership, amendment, reclassification, conversion or exchange) to the person's holdings of Common Stock (or securities convertible into Common Stock) immediately before the transaction;

               (b)  any liquidation or dissolution of the Company; and

               (c) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          "Board" means the Board of Directors of the Company.

          "Cause" means, in connection with the termination of the Service of a Holder (a) repeated failures to carry out directions of the Board or the Holder's supervisors with regard to material matters reasonably consistent with the Holder's duties; (b) knowing violation of a state or federal law involving the commission of a crime against the Company or any of its Affiliates or a felony; (c) incurable material breach of any element of the Company's Confidential Information and Invention Assignment; (d) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company or any of its Affiliates; and (e) any act or omission in willful disregard of the interests of the Company or any of its Affiliates that substantially impairs the goodwill, business or reputation of the Company or any of its Affiliates.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

          "Committee" is defined in Section 3.1.

          "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

          "Common Stock" means the Common Stock of the Company.

          "Company" is defined in Section 1.1.

          "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than fifty percent (50%) of the combined Common Equity of the Company (twenty-five percent (25%) of the combined Common Equity of the Company, if the Company at the time of the transaction has any class of Equity Security registered pursuant to Section 12 of the Exchange Act).

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          "Effective Date" is defined in Section 1.2.

          "Eligible Person" is defined in Article 5.

          "Equity Securities" has the meaning given that term in Rule 3a11-1 promulgated under the Exchange Act, as amended from time to time, or any successor rule thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

          "Executive Officer" means any employee of the Company who is an "officer" within the meaning of Rule 16a-1(f) of the Exchange Act, as amended from time to time, or any successor rule thereto.

          "Exercise Date" is defined in Section 6.10(a).

          "Exercise Price" is defined in Section 6.6(c).

          "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee determines to be appropriate.

          "Good Reason" means, with respect to a Holder, the occurrence in connection with an Approved Transaction, without the Holder's express written consent, of one of the following events or conditions:

               (a) A material reduction in the level of the Holder's responsibilities in comparison to the level thereof at the time of the Approved Transaction;

               (b) The assignment to the Holder of a job title that is not of comparable prestige and status as the Holder's job title at the time of the Approved Transaction;

               (c) The assignment to the Holder of any duties inconsistent with the Holder's position at the time of the Approved Transaction, other than pursuant to the Holder's promotion;

               (d)  A material reduction in the Holder's salary level;

               (e) A material reduction in the overall level of employee benefits or perquisites available to the Holder at the time of the Approved Transaction, or the Holder's right to participate therein, unless such reduction is nondiscriminatory as to the Holder;

               (f)  Requiring the Holder to be based anywhere more than fifty
          (50) miles from the business location to which the Holder normally reported for work at the time of the Approved Transaction, other than for required business travel not significantly greater than the Holder's business travel obligations at the time of the Approved Transaction; or

               (g) Any of the foregoing events and conditions occurring before the Approved Transaction which the Holder reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Approved Transaction.

          "Holder" means an Eligible Person who has received an Option or, if rights under the Option continue following the death of the Eligible Person or are transferred in a manner permitted by Section 6.8, the person who succeeds to those rights by will or by the laws of descent and distribution or by such transfer.

          "Incentive Stock Option" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

          "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

          "Offer" is defined in Section 6.10(a).

          "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

          "Option Agreement" is defined in Section 6.5.

          "Option Securities" means (a) the shares of Common Stock or other securities that a Holder acquires upon exercise of an Option, and (b) any other shares of Common Stock or other securities issued or acquired with respect to the shares or other securities specified in the preceding clause (a) or this clause (b) in connection with any stock dividend, stock split, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event.

          "Permitted Transferee" of a Holder means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Holder (including any such relative by adoption); any person sharing the Holder's household (other than a tenant or employee); a trust in which these persons have more than fifty percent (50%) of the beneficial interest; and any other non-charitable entity in which these persons (or the Holder) own more than fifty percent (50%) of the voting interests.

          "Plan" is defined in Section 1.1.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Securities Act shall include any successor section.

          "Service" means the performance of services on a periodic basis for the Company or any of its Affiliates in the capacity of an employee, a nonemployee member of a board of directors or other governing body, or an independent consultant or advisor.

          "Transaction Date" means the date on which an Approved Transaction is consummated.

          "10% Shareholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

                                   ARTICLE 3
                                ADMINISTRATION

          3.1 Committee. The Plan shall be administered by the Board unless the Board appoints a separate committee of the Board to administer the Plan pursuant to Section 3.2 (the Board, or such committee, if it is administering the Plan, will be referred to as the "Committee"). The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting duly called and held.

          3.2 Appointment of Committee. The Board may appoint a committee consisting of two or more of its members to administer the Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer the Plan.

          3.3 Powers; Regulations. The Committee shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the Option Agreements; (c) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to a Control Purchase, an Approved Transaction, and the period following a Holder's termination of service with the Company; (d) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (e) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Committee is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after promulgation thereof). Without limiting the authority of the Committee to interpret the provisions of the Plan, the Committee shall have the right to determine that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the definition of that term, if the Committee determines that the transaction (or series of related transactions) does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.

          3.4 Limits on Authority. Exercise by the Committee of its authority shall be consistent (a) with the intent that all Incentive Stock Options be qualified under the terms of Section 422 of the Code, and (b) if the Company registers any class of Equity Security pursuant to Section 12 of the Exchange Act, with the intent that the Plan be administered in a manner so that, to the extent possible, the grant of Options and all other transactions with respect to the Plan, to Options and to any Common Stock acquired upon exercise of Options, shall be exempt from the operation of Section 16(b) of the Exchange Act.

          3.5 Exercise of Authority. Each action and determination made or taken by the Committee, including but not limited to any interpretation of the Plan and the Option Agreements, shall be final, conclusive and binding for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by the member or the Committee in good faith.

                                   ARTICLE 4
                          SHARES SUBJECT TO THE PLAN

          4.1 Number of Shares. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock for which Options may be granted during the term of the Plan shall be Seven Million Two Hundred Seventy Two Thousand Seven Hundred Twenty Seven (7,272,727). Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If an Option terminates for any reason without having been exercised in full, then the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan; provided however, that if Option Securities are repurchased by the Company pursuant to Section 6.9, then the Option Securities shall not be available for future grant under the Plan.

          4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event that is not an Approved Transaction or Control Purchase affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it determines to be equitable and appropriate, adjust any or all of (a) the number of shares of Common Stock (or number and kind of other securities or property) for which, and the time or times when, outstanding Options may thereafter be exercised; (b) the purchase price for the shares (or other securities or property) under outstanding Options; and (c) the number of shares of Common Stock (or number and kind of other securities or property) for which Options may thereafter be granted. In connection with any adjustment made pursuant to this
Section 4.2, the Committee may, if deemed equitable and appropriate, provide for a cash payment to be made to the Holder of an Option, in cancellation of the Option, of such amount as the Committee determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.

                                   ARTICLE 5
                                  ELIGIBILITY

          The persons eligible to participate in the Plan and to receive Options ("Eligible Persons") shall be persons who are performing or have been hired to perform Service for the Company or any of its Affiliates.

                                   ARTICLE 6
                                 STOCK OPTIONS

          6.1  Grant of Options. The Committee shall from time to time determine
(a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; provided, however, that all such determinations shall be subject to the express limitations of the Plan.

          6.2 Purchase Price. The price at which shares of Common Stock may be purchased upon exercise of an Option may be more than, less than or equal to the Fair Market Value of the shares on the date the Option is granted; provided, however, that the purchase price of each share of Common Stock under an Incentive Stock Option shall be (a) at least 110% of the Fair Market Value of such share on the date of grant of the Option, if it is granted to a 10% Shareholder, and (b) at least 100% of the Fair Market Value of such share on the date of grant of the Option, if it is granted to any other Eligible Person.

          6.3  Limitations on Incentive Stock Options.

               (a) Grants Only to Employees. Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company or an Affiliate that constitutes a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code.

               (b) Limitation on Shares. The aggregate Fair Market Value of the shares of Common Stock for which, during any calendar year, one or more Incentive Stock Options under the Plan (and/or one or more options under any other plan maintained by the Company or any "parent corporation" or "subsidiary corporations" within the meaning of Section 424 of the Code for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder). If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

          6.4 Term of Options. Subject to the provisions of the Plan with respect to termination of Options upon or following death, Disability or other termination of Service, the Committee shall determine the term of each Option, which term shall not be more than (a) five (5) years from the date of grant in the case of an Incentive Stock Option granted to a 10% Shareholder, and (b) ten
(10) years from the date of grant in the case of any other Incentive Stock
Option.

          6.5 Option Agreement. Each Option shall be evidenced by an agreement (the "Option Agreement") containing the terms and conditions of the Option as determined by the Committee. Each grantee of an Option shall be notified promptly of the grant, an Option Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Committee approves the grant, and the Committee may terminate the grant if the Option Agreement is not signed by the grantee and delivered to the Company within sixty
(60) days after it is delivered to the grantee. An Option Agreement may contain (but shall not be required to contain) such terms and conditions as the Committee determines to be necessary or appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company. An Option Agreement may be amended from time to time pursuant to Section 7.6(c).

          6.6  Exercise of Options.

               (a) Time Exercisable. An Option shall become and remain exercisable to the extent provided in its Option Agreement and in the Plan. However, if an Option is granted prior to the date its Holder first performs Service for the Company or any of its Affiliates, the Option shall not be exercisable prior to the date the Holder first performs such Service. If an Option is scheduled to become exercisable on one or more dates specified in its Option Agreement, and its Holder has a leave of absence without pay, such date or dates shall be postponed for a period equal to the duration of the leave unless the Committee determines otherwise. An Option Agreement may provide for early exercise of an Option. Unless otherwise set forth in the Option Agreement, all Options shall be exercisable in whole or in part, for 100% of the shares subject to such Option at any time after the date of grant of the Option, subject to the Right of Repurchase described in Section 6.9 below.

               (b) Manner of Exercise. An Option shall be exercised by written notice to the Company in compliance with the terms and conditions of its Option Agreement and such procedures for exercise of Options as the Committee may adopt from time to time. The method or methods of payment of the purchase price of the shares to be purchased upon exercise of the Option (the "Exercise Price") and of any amounts required by Section 7.8 shall be determined by the Committee and set forth in the Option Agreement for the Option. Such method or methods may consist of (i) check, (ii) promissory note, (iii) whole shares of Common Stock already owned by the Holder (provided, however, that such shares have been held for more than six (6) months by Holder or were not acquired by Holder directly or indirectly from the Company) (iv) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (v) any combination of the foregoing methods of payment, or (vi) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The Committee may specify a minimum number of shares of Common Stock for which an Option must be exercised, but such minimum shall not prevent exercise of an Option for the full number of shares for which it is exercisable.

               (c) Value of Shares. Shares of Common Stock delivered in payment of all or any part of the amounts payable upon exercise of an Option shall be valued at their Fair Market Value on the exercise date of the Option.

               (d) Issuance of Shares. Except as otherwise provided herein, the Company shall issue the shares of Common Stock purchased under an Option as soon as practicable after the Option has been duly exercised; provided, however, that no fractional shares shall be issuable under the Plan, and any fractional shares that would otherwise be issuable shall be disregarded. Following exercise of an Incentive Stock Option, the Committee shall cause the information statement required by Section 6039 of the Code to be furnished to the Holder within the time and in the manner prescribed by law.

          6.7 Legends. Each certificate representing shares of Common Stock issued upon exercise of an Option shall, unless the Committee otherwise determines, contain on its face the notice "SEE TRANSFER RESTRICTIONS ON REVERSE" and on its reverse a legend in form substantially as follows, together with any other legends that are required by the provisions of the Plan or that the Committee determines to be necessary or appropriate:

               NOTICE:  TRANSFER AND OTHER RESTRICTIONS

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
               ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING, AND MAY BE SUBJECT TO REPURCHASE BY THE CORPORATION, OR RIGHTS OF FIRST REFUSAL OR OTHER RESTRICTIONS, PURSUANT TO THE PROVISIONS OF THE CORPORATION'S 2000 STOCK OPTION PLAN. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION.

The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

          6.8  Transferability. Except to the extent the Committee limits this
Section 6.8 at the time a Nonqualified Stock Option is granted, the original Holder of the Nonqualified Stock Option may transfer the Option to any Permitted Transferee, so long as the transfer is without value, and the Permitted Transferee may transfer the Option without value to any other Permitted Transferee of the original Holder. Neither (a) a transfer under a domestic relations order in settlement of marital property rights, nor (b) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Permitted Transferees (or the original Holder) in exchange for an interest in that entity, will constitute a transfer for value. Except as expressly permitted by this Section 6.8, an Option will not be transferable by its Holder other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the Holder's lifetime only by the Holder. If the Holder of an Option dies prior to its full exercise, the Option may be exercised, to the extent it does not thereby terminate, by the person or persons to whom the rights of the holder under the Option pass by will or by applicable laws of descent and distribution.

          6.9  Right of Repurchase.

               (a) Restricted Shares. The Option Securities acquired under this Plan initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company (the "Right of Repurchase").

               (b) Scope of Repurchase Right. The Option Securities shall remain Restricted Shares and shall be subject to the Right of Repurchase until they have become vested in accordance with the vesting provisions set forth in the Option Agreement and in Subsection (d) below. The Holder shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Holder may transfer Restricted Shares
(i) by beneficiary designation, will or intestate succession or (ii) to the Holder's spouse, children or grandchildren or to a trust established by the Holder for the benefit of the Holder or the Holder's spouse, children or grandchildren, provided in either case that the transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Holder transfers any Restricted Shares, then this Section 6.9 shall apply to the transferee to the same extent as to the Holder.

               (c) Condition Precedent to Exercise. The Right of Repurchase shall be exercisable with respect to any Restricted Shares only during the 90-day period next following the later of:

                    (i) The date when the Holder's Service terminates for any reason, with or without Cause, including (without limitation) death or disability; or

                    (ii) The date when such Restricted Shares were purchased by the Holder, the executors or administrators of the Holder's estate or any person who has acquired the Option directly from the Holder by bequest, inheritance or beneficiary designation.

               (d) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Option Securities, and such Option Securities shall cease to be Restricted Shares and shall become vested, in accordance with the vesting schedule set forth in the Option Agreement; provided, however, that unless otherwise approved by a majority of the non-employee members of the Board (or unanimously approved by the Board if all directors serving at the time of grant are employees of the Company), the Right of Repurchase shall lapse (1) with respect to the first 25% of the shares underlying an Option, upon the date of the first anniversary of the date of the grant of such Option, and (2) with respect to an additional 1/48/th/ of the shares underlying such Option, upon the completion of each full month thereafter. In addition, unless otherwise set forth in the Option Agreement or determined by the Committee, the Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if:

                    (i) The Company is subject to a Control Purchase before the Holder's Service terminates; or

                    (ii) The Company is subject to an Approved Transaction and either (A) the Right of Repurchase is not assigned to the entity that employs the Holder immediately after the Approved Transaction or to its parent or subsidiary or (B) the Holder is terminated without Cause within a period of twelve (12) months following the Transaction Date, or if the Holder voluntarily terminates his or her Service for Good Reason during such period.

               (e) Repurchase Cost. If the Company exercises the Right of Repurchase, it shall pay the Holder an amount equal to the Exercise Price for each of the Restricted Shares being repurchased.

               (f) Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Holder prior to the expiration of the 90-day period specified in Subsection (c) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), elect to pay to the Holder the purchase price determined according to Subsection (e) above either (i) in cash, in which case the amount shall be paid, without interest, within thirty (30) days following the Exercise Date, or (ii) in three equal installments, the first installment payable on the first anniversary of the Exercise Date, and the remaining installments payable on the corresponding date in each of the next two years, with each installment to include interest on the unpaid principal, computed at the prime rate published in the Wall Street Journal for the first business day of the month in which the Exercise Date falls, for the period from the Exercise Date or the date of the most recent installment, as the case may be, to the due date of the installment being paid. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Holder in the purchase of the Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (f).

               (g) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

               (h) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Plan, the consideration for the Restricted Shares to be repurchased in accordance with this Section 6.9, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Plan). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Plan.

               (i) Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Plan. Any new, substituted or additional securities or other property described in Subsection (g) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Holder and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Holder upon the Holder's request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Option Securities which have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of (i) the Holder's cessation of Service or (ii) the lapse of the Right of First Refusal as set forth in Section 6.10.

          6.10 Right of First Refusal.

               (a) Offer of Shares. If a Holder elects to transfer all or part of the Option Securities held by the Holder, then the Holder shall not sell the Option Securities unless the Holder shall have first offered in writing to sell them to the Company at their Fair Market Value on a date specified in the offer (the "Offer"), which date shall be at least three (3) business days and not more than ten (10) business days following the date of the offer (the "Exercise Date"). The Company may assign its right to purchase Option Securities under this Section 6.10.

               (b) Exercise of Right of First Refusal. The Company may purchase all or any portion of the Option Securities covered by the Offer. On or before the Exercise Date, the Company shall give written notice to the Holder of its acceptance or rejection of the Offer and, if the Offer is accepted, the number of Option Securities to be purchased by the Company. If the Company does not timely exercise its right to purchase all of the Option Securities, the Holder may thereafter sell and transfer the unpurchased Option Securities on the same terms and conditions as set forth in the Offer.

               (c) Purchase Price. The Company may elect to pay the amount owed to the Holder for the Option Securities to be purchased (or to the person or entity holding the Option Securities) either (i) in cash, in which case the amount shall be paid, without interest, within thirty (30) days following the Exercise Date, or (ii) in three equal installments, the first installment payable on the first anniversary of the Exercise Date, and the remaining installments payable on the corresponding date in each of the next two years, with each installment to include interest on the unpaid principal, computed at the prime rate published in the Wall Street Journal for the first business day of the month in which the Exercise Date falls, for the period from the Exercise Date or the date of the most recent installment, as the case may be, to the due date of the installment being paid. If the Company elects to assign its right to purchase Option Securities pursuant to Section 6.10(a), the Company's assignee must pay the total amount owed to the Holder in cash, without interest, by 5:00 p.m. Pacific Time of the third day following the Exercise Date.

               (d) Waiver; Termination of Right of First Refusal. The Committee, in its discretion, may elect at the time of grant of an Option or any later time to waive the rights described in this Section 6.10 (any such waiver shall be expressly set forth in the Option Agreement or in a writing signed by or on behalf of the Company or the Committee). In addition, unless otherwise set forth in the Option Agreement or determined by the Committee, any right of first refusal under this Section 6.10 shall terminate upon the earliest to occur of:

                    (i) registration by the Company of any class of Equity Security pursuant to Section 12 of the Exchange Act;

                    (ii) a Control Purchase before the Holder's Service terminates; or

                    (iii) an Approved Transaction and either (A) the right of first refusal is not assigned to the entity that employs the Holder immediately after the Approved Transaction or to its parent or subsidiary or (B) the Holder is terminated without Cause within a period of eighteen (18) months following the Transaction Date, or if the Holder voluntarily terminates his or her Service for Good Reason during such period.

          6.11 Market Stand-Off Agreement. By accepting an Option, the Holder shall be deemed to have agreed that, for a period of one hundred eighty (180) days after the effective date of any Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act in connection with a firm commitment underwritten offering covering the offer and sale to the public of Common Stock for the account of the Company, the Holder will not, if the Holder is in the Service of the Company or any of its Affiliates on such effective date, directly or indirectly (through any put, short sale, collar or other derivative security or financial instrument) sell or offer to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock owned by the Holder, whether owned on such effective date or thereafter acquired, without the prior written consent of each managing underwriter in the offering, which consent may be withheld at the sole discretion of any managing underwriter.

          6.12 Delegation to Executive Officer of Authority to Grant Options. The Board may delegate to an Executive Officer the authority to determine from time to time (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the

Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; provided, however, that (i) the authority delegated to the Executive Officer under this Section 6.12 shall not exceed that of the Committee under the foregoing provisions of this Article 6 and shall be subject to such limitations, in addition to those specified in this Section 6.12, as may be specified by the Board at the time of delegation; (ii) the Executive Officer may not be delegated authority under this Section 6.12 to grant any Option to any person who is an Executive Officer or a director of the Company at the time of the grant; (iii) the purchase price of each share of Common Stock under an Option granted under this Section 6.12 shall not be less than the Fair Market Value of such share on the date of grant of the Option; and (iv) the Executive Officer shall promptly provide a report to the Committee of each person to whom an Option has been granted under this Section 6.12 and the material terms and conditions of the Option.

                                   ARTICLE 7
                              GENERAL PROVISIONS

          The provisions of this Article 7 shall apply to all Options, except to the extent that one or more Option Agreements expressly provide otherwise.

          7.1  Termination of Service.

               (a) General. If a Holder's Service terminates without Cause prior to the full exercise of an Option, then the Option shall thereafter be exercisable, to the extent the Holder was entitled to exercise the Option on the date of such termination, for a period of three (3) months following such termination (but not later than the end of the term of the Option); provided, however, that, if the Holder's Service terminates by reason of death or Disability, the Option shall be exercisable for a period of one (1) year following such termination (but not later than the end of the term of the Option). At the end of such period, the Option shall terminate.

               (b) Termination for Cause. If a Holder's Service is terminated for Cause, then all Options held by the Holder shall immediately terminate. Following termination of a Holder's Service, if the Holder engages in any act that would have constituted Cause if the Holder had remained in the Service of the Company or any of its Affiliates, then the Committee shall be entitled to terminate any Options held by the Holder.

               (c) Miscellaneous. The Committee may determine whether a leave of absence of a Holder constitutes a termination of the Holder's Service; provided, however, that neither (i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, nor
(ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to Service with the Company or the Affiliate is guaranteed either by statute or by contract, shall be deemed a termination of the Holder's Service. An Option shall not be affected by any change in the Holder's Service so long as the Holder continues to be in the Service of the Company or any of its Affiliates. If a Holder is in the Service of an Affiliate of the Company that ceases to be an Affiliate, such event shall, for purposes of any Option held by the Holder, be deemed to constitute a termination of the Holder's Service for a reason other than death or Disability.

          7.2 Accelerated Exercisability. The Committee shall have the discretion pursuant to Section 3.3, either at the time of grant or thereafter, to determine the acceleration of exercisability of any Options granted hereunder. Unless otherwise determined by the Committee or unless the applicable Option Agreement provides otherwise, all of a Holder's Options shall become exercisable in full if:

               (a) The Company is subject to a Control Purchase before the Holder's Service terminates; or

               (b)  The Company is subject to an Approved Transaction and either
(A) such Options do not remain outstanding, such Options are not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute options with substantially the same terms for such Options or (B) the Holder is terminated without Cause within a period of twelve (12) months following the Transaction Date, or if the Holder voluntarily terminates his or her Service for Good Reason during such period.

               (c) Notwithstanding the foregoing Subsection (b), if the Company and the other party to the transaction constituting an Approved Transaction agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

          7.3 Right to Terminate Service. Nothing contained in the Plan or in any Option Agreement, and no action of the Company or the Committee with respect thereto, shall confer on any Holder any right to continue in the Service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms and conditions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without Cause, the Service of the Holder.

          7.4  Nonalienation of Benefits. Except as permitted pursuant to
Section 6.8, no right or benefit under the Plan or any Option shall be (a) subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge (and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void); or (b) liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

          7.5 Shareholders Agreement. If requested by the Company, the Holder of an Option shall be required, as a condition to issuance of the shares of Common Stock that the Holder acquires upon exercise of the Option, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Holder is unmarried, a spousal consent in the form required thereby, unless the Holder has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

          7.6  Termination and Amendment.

               (a) Termination. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date; provided, however, that the Board or the Committee may terminate the Plan at any earlier time. No Options may be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

               (b) Amendment of Plan. The Board or the Committee may from time to time amend the Plan, whether before or after termination of the Plan, in such respects as it shall deem advisable; provided, however, that any such amendment
(i) shall comply with all applicable laws and stock exchange listing requirements, and (ii) with respect to Incentive Stock Options granted or to be granted under the Plan, shall be subject to any approval by shareholders of the Company required under the Code. No amendment of the Plan may adversely affect the rights of the Holder of an Option in any material way unless the Holder consents thereto. No amendment will affect any then outstanding Options, unless expressly provided by the Committee.

               (c) Amendment of Options. The Committee may amend the Option Agreement for an Option in such respects as it shall deem advisable, including but not limited to any amendment that would accelerate the time or times at which the Option may be exercised or extend the scheduled termination date of the Option; provided, however, that (i) no amendment may adversely affect the rights of the Holder of the Option in any material way unless the Holder consents thereto, and (ii) the Option Agreement, as amended, shall satisfy all of the requirements of the Plan at the time of the amendment. Nothing in this
Section 7.6 shall prevent the Committee from adopting, amending or rescinding rules, regulations and procedures pursuant to Section 3.3.

          7.7  Government and Other Regulations.

               (a) The obligation of the Company with respect to Options and the issuance of Common Stock upon the exercise thereof shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including but not limited to the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or over-the-counter market on which the Common Stock may be listed or quoted. The Company shall have no obligation to register shares of Common Stock issuable upon exercise of Options under the Securities Act or to register, qualify or list such shares under the laws of any state or other jurisdiction or the rules of any securities exchange or over-the-counter market.

               (b) As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common

Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

          7.8 Withholding. By accepting an Option, the Holder shall be deemed to have agreed to pay, or make arrangements satisfactory to the Committee for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Option. The Company will have no obligation to deliver to Holder a certificate representing Option Securities until such Holder demonstrates to the satisfaction of the Committee, that such Holder has satisfied all applicable tax withholding obligations.

          7.9  Separability; Incentive Stock Option Provisions.

               (a) If any provision of this Plan or any Option Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Plan or the Option Agreement, as the case may be, and the application of the provision to any other person, circumstance or extent, shall not be affected, and this Plan and the Option Agreement shall continue in force.

               (b) With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

          7.10 Plan Not Exclusive. Neither the adoption of the Plan by the Board nor any submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including but not limited to the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

          7.11 Exclusion from Pension and Profit-Sharing Computation. By accepting an Option, the Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

          7.12 No Shareholder Rights. No Holder or other person shall have any voting or other shareholder rights with respect to shares of Common Stock under an Option until the Option has been duly exercised, full payment of the purchase price has been made, all conditions under the Option and the Plan to issuance of the shares have been satisfied, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is before the date of such issuance.

          7.13 Governing Law. The Plan and all Options shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

          7.14 Company's Rights. The grant of Options shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.